UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2024

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

 001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2024, Evolution Petroleum Corporation (the “Company” or “we” or “our”) entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Lead Agent”), Northland Securities Inc. (“Northland”), and A.G.P./Alliance Global Partners (“AGP” and, together with the Lead Agent and Northland, the “Agents”) pursuant to which the Company may issue and sell, from time to time, up to $30,000,000 of shares of common stock, par value $0.001 per share (the “Common Stock”), through or to the Lead Agent, acting as agent or principal.

The Company is not obligated to sell any shares of Common Stock under the Sales Agreement. Each time the Company wishes to issue and sell the Common Stock under the Sales Agreement, the Company will provide the Lead Agent with a placement notice describing the amount of Common Stock to be sold, the time period during which sales are requested to be made, any limitation on the amount of Common Stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Subject to the terms and conditions of the Sales Agreement, the Lead Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices and, applicable state and federal laws, rules and regulations and the rules of the NYSE American to sell shares of Common Stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or the Lead Agent may suspend the offering of Common Stock pursuant to a placement notice upon notice and subject to other conditions. Generally, the Lead Agent may sell the shares of Common Stock by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on or through the NYSE American or any other existing trading market for the Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to prevailing market prices, or any other method permitted by law.

The Sales Agreement provides that the Lead Agent will be entitled to compensation at a fixed commission rate of 3.00% of the gross proceeds from the sale of our Common Stock on our behalf pursuant to the Sales Agreement. We have agreed to reimburse the Agents for their reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of their legal counsel) in an amount not to exceed $75,000, in connection with entering into the Sales Agreement and for the Agents’ reasonable and documented out-of-pocket expenses related to quarterly maintenance of the Sales Agreement (including but not limited to the reasonable and documented fees and expenses of its legal counsel) on a quarterly basis in an amount not to exceed $5,000. The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agents, other obligations of the parties and termination provisions.

The shares of Common Stock will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-265430), filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2023 and declared effective by the SEC on February 23, 2023, and the accompanying base prospectus included therein as supplemented by the prospectus supplement, dated October 21, 2024, filed with the SEC.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Fennemore Craig, P.C. relating to the shares of Common Stock being offered and sold pursuant to the Sales Agreement is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Sales Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated as of October 21, 2024, by and among the Company, Roth Capital Partners, LLC, Northland Securities Inc. and A.G.P./Alliance Global Partners.
5.1	Opinion of Fennemore Craig, P.C.
23.1	Consent of Fennemore Craig, P.C. (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2024	Evolution Petroleum Corporation (Registrant)

	By:	/s/ Ryan Stash
		Name:	Ryan Stash
		Title:	Senior Vice President and Chief Financial Officer